UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 8, 2015

Exact Name of Registrant as Specified in Its Charter:	CALAMP CORP.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	1401 N. Rice Avenue
Oxnard, CA 93030

Registrant's Telephone Number, Including
Area Code:	(805) 987-9000

Former Name or Former Address,
if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2015, Jorge L. Titinger was elected to the Registrant's Board of Directors effective June 9, 2015, increasing the number of directors to eight. Mr. Titinger was not elected pursuant to any arrangement or understanding between him and any other persons. A copy of the press release announcing Mr. Titinger's appointment to the Board is attached as Exhibit 99.1.

Also on June 8, 2015, Thomas E. Pardun, a director since 2006, advised the directors that he has chosen to retire from the Board effective at the annual meeting that is scheduled to be held on July 28, 2015.

Prior to the election of Mr. Titinger as a director, and in accordance with Article VI of the Registrant's Amended and Restated Certificate of Incorporation, the number of directors on the Registrant's Board of Directors was increased from seven to eight directors effective June 9, 2015 by a Board resolution adopted on June 8, 2015.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of the Registrant dated June 8, 2015 announcing the election of Jorge L. Titinger to the Board of Directors, and announcing the retirement of Thomas E. Pardun from the Board of Directors effective at the annual meeting on July 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

June 9, 2015	By: /s/ Richard Vitelle
Date	Richard Vitelle
Executive Vice President and CFO
(Principal Financial Officer)